Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2023 Financial Results
Dallas, Texas May 17, 2023 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2023.
For the three months ended April 30, 2023, revenue, gross profit, and net income were $1,021.8 million, $483.4 million, and $350.4 million, respectively. These represent an increase in revenue of $81.9 million, or 8.7%; an increase in gross profit of $47.2 million, or 10.8%; and an increase in net income of $71.8 million, or 25.8%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.72 compared to $0.58 last year, an increase of 24.1%.
For the nine months ended April 30, 2023, revenue, gross profit, and net income were $2,871.9 million, $1,279.4 million, and $890.0 million, respectively. These represent an increase in revenue of $254.4 million, or 9.7%; an increase in gross profit of $54.8 million, or 4.5%; and an increase in net income of $63.6 million, or 7.7%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $1.84 compared to $1.71 last year, an increase of 7.6%.
Excluding the impact of certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended April 30, 2023 and 2022 were $0.72, and $0.58, respectively, which was an increase of 24.1%. Excluding the impact of certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the nine months ended April 30, 2023 and 2022, were $1.83, and $1.67, respectively, which was an increase of 9.6%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Wednesday, May 17, 2023, at 5 p.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through August 2023 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions and vehicle remarketing services. Copart’s innovative technology and online auction platform links sellers to more than 750,000 members in over 190 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, vehicle rental companies, charities, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain income tax benefits related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Chief Financial Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2023	2022	% Change	2023	2022	% Change
Service revenues and vehicle sales:
Service revenues	$847,249	$766,316	10.6%	2,363,886	$2,145,224	10.2%
Vehicle sales	174,582	173,625	0.6%	508,041	472,309	7.6%
Total service revenues and vehicle sales	1,021,831	939,941	8.7%	2,871,927	2,617,533	9.7%
Operating expenses:
Yard operations	343,617	313,365	9.7%	1,020,674	878,740	16.2%
Cost of vehicle sales	159,443	157,236	1.4%	465,282	423,948	9.7%
Yard depreciation and amortization	33,090	31,646	4.6%	101,520	86,383	17.5%
Yard stock-based compensation	2,251	1,417	58.9%	5,038	3,813	32.1%
Gross profit	483,430	436,277	10.8%	1,279,413	1,224,649	4.5%
General and administrative	52,395	50,188	4.4%	144,772	134,057	8.0%
General and administrative depreciation and amortization	4,281	4,933	(13.2)%	13,323	15,269	(12.7)%
General and administrative stock-based compensation	7,830	8,401	(6.8)%	25,366	25,119	1.0%
Total operating expenses	602,907	567,186	6.3%	1,775,975	1,567,329	13.3%
Operating income	418,924	372,755	12.4%	1,095,952	1,050,204	4.4%
Other expense:
Interest income (expense), net	17,878	(4,492)	(498.0)%	36,780	(14,032)	(362.1)%
Other income (expense), net	3,628	1,342	170.3%	(2,096)	1,314	(259.5)%
Total other income (expense)	21,506	(3,150)	(782.7)%	34,684	(12,718)	(372.7)%
Income before income taxes	440,430	369,605	19.2%	1,130,636	1,037,486	9.0%
Income tax expense	89,999	90,985	(1.1)%	240,680	211,091	14.0%
Net income	$350,431	$278,620	25.8%	$889,956	$826,395	7.7%

Basic net income per common share	$0.73	$0.59	23.7%	$1.87	$1.74	7.5%
Weighted average common shares outstanding	476,787	475,010	0.4%	476,417	474,554	0.4%

Diluted net income per common share	$0.72	$0.58	24.1%	$1.84	$1.71	7.6%
Diluted weighted average common shares outstanding	483,690	481,448	0.5%	482,718	482,576	—%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2023	July 31, 2022
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$2,114,183	$1,384,236
Accounts receivable, net	693,834	578,573
Vehicle pooling costs	119,724	112,242
Inventories	44,999	58,791
Income taxes receivable	428	49,882
Prepaid expenses and other assets	27,862	18,731
Total current assets	3,001,030	2,202,455
Property and equipment, net	2,710,933	2,485,764
Operating lease right-of-use assets	105,260	116,303
Intangibles, net	49,676	54,680
Goodwill	406,640	401,954
Other assets	76,266	47,708
Total assets	$6,349,805	$5,308,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$441,466	$399,034
Deferred revenue	25,664	20,061
Income taxes payable	18,534	—
Current portion of operating and finance lease liabilities	20,900	21,794
Total current liabilities	506,564	440,889
Deferred income taxes	76,690	80,060
Income taxes payable	65,745	64,637
Operating and finance lease liabilities, net of current portion	86,016	95,683
Long-term debt and other liabilities	22,368	1,996
Total liabilities	757,383	683,265
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	48	48
Additional paid-in capital	901,495	838,508
Accumulated other comprehensive loss	(152,459)	(169,365)
Retained earnings	4,843,338	3,956,408
Total stockholders' equity	5,592,422	4,625,599
Total liabilities and stockholders' equity	$6,349,805	$5,308,864

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2023	2022
Cash flows from operating activities:
Net income	$889,956	$826,395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	115,320	102,333
Allowance for credit loss	1,480	1,456
Equity in losses of unconsolidated affiliates	5,446	794
Stock-based compensation	30,404	28,932
Gain on sale of property and equipment	(965)	(1,280)
Deferred income taxes	(3,236)	14,582
Changes in operating assets and liabilities:
Accounts receivable	(115,098)	(109,636)
Vehicle pooling costs	(7,300)	(20,029)
Inventories	14,870	(13,367)
Prepaid expenses, other current and non-current assets	(33,830)	(37,842)
Operating lease right-of-use assets and lease liabilities	595	436
Accounts payable, accrued liabilities and other liabilities	30,314	45,745
Deferred revenue	5,516	388
Income taxes receivable	49,430	18,416
Income taxes payable	22,731	6,531
Net cash provided by operating activities	1,005,633	863,854

Cash flows from investing activities:
Purchases of property and equipment	(346,524)	(234,810)
Purchase of assets in connection with acquisitions	—	(493)
Proceeds from sale of property and equipment	20,509	2,622
Purchase of held to maturity securities	—	(374,866)
Proceeds from the sale of held to maturity securities	—	149,977
Investment in unconsolidated affiliate	(2,744)	—
Net cash used in investing activities	(328,759)	(457,570)

Cash flows from financing activities:
Proceeds from the exercise of stock options	27,220	16,108
Proceeds from the issuance of Employee Stock Purchase Plan shares	5,363	5,026
Payments for employee stock-based tax withholdings	(3,026)	(872)
Drawdown on revolving loan facility	21,481	—
Debt offering costs	—	(1,212)
Payments of finance lease obligations	(18)	(472)
Net cash provided by financing activities	51,020	18,578
Effect of foreign currency translation	2,053	(18,304)
Net increase in cash, cash equivalents, and restricted cash	729,947	406,558
Cash, cash equivalents, and restricted cash at beginning of period	1,384,236	1,048,260
Cash, cash equivalents, and restricted cash at end of period	$2,114,183	$1,454,818
Supplemental disclosure of cash flow information:
Interest paid	$1,586	$14,485
Income taxes paid, net of refunds	$171,438	$195,521

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022
GAAP net income	$350,431	$278,620	$889,956	$826,395
Effect of certain discrete income tax items	—	—	—	(17,490)
Effect of certain legal matters, net of tax	—	5,092	—	5,092
Effect of recognizing tax benefit on exercise of stock-based compensation	(4,370)	(2,244)	(5,110)	(9,197)
Non-GAAP net income	$346,061	$281,468	$884,846	$804,800

GAAP net income per diluted common share	$0.72	$0.58	$1.84	$1.71
Non-GAAP net income per diluted common share	$0.72	$0.58	$1.83	$1.67

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000